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                                                        EXHIBIT 10.9





                              EMPLOYMENT AGREEMENT

                                  BY AND AMONG

                                 CMP MEDIA INC.

                                      AND

                                KENNETH D. CRON




DL&A





                               NOVEMBER 27, 1996
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                              EMPLOYMENT AGREEMENT

                               TABLE OF CONTENTS

ARTICLE I - EMPLOYMENT
        SECTION 1.1    Services......................................  2
        SECTION 1.2    Term..........................................  2
        SECTION 1.3    Representation and Warranties.................  3
        SECTION 1.4    Intellectual Property.........................  3
ARTICLE II - COMPENSATION
        SECTION 2.1    Base Salary...................................  4
        SECTION 2.2    Incentive Bonus...............................  4
        SECTION 2.3    Stock.........................................  4
        SECTION 2.4    Fringe Benefits...............................  5
        SECTION 2.5    Reimbursement of Expenses.....................  5
ARTICLE III - CONFIDENTIALITY; NON-COMPETITION
        SECTION 3.1    Protection of Company's business Interests....  6
        SECTION 3.2    Non-Disclosure and Non-Use of Confidential
                         Information.................................  6
        SECTION 3.3    Protection from Unfair Competition............  7
        SECTION 3.4    Prior Notice; Opportunity to Cure.............  10
        SECTION 3.5    Other Post-Employment Covenants...............  12
        SECTION 3.6    Confidentiality of Agreement..................  13
        SECTION 3.7    Relief for Breach.............................  14
        SECTION 3.8    Separate Covenants............................  15
ARTICLE IV - TERMINATION OF EMPLOYMENT
        SECTION 4.1    Death.........................................  15
        SECTION 4.2    Permanent Disability..........................  15
        SECTION 4.3    Dismissal Without Cause or Resignation For
                         Good Reason.................................  17
        SECTION 4.4    Voluntary Resignation or Dismissal For Cause..  18
        SECTION 4.5    Retirement....................................  18
ARTICLE V - PROCEDURE TO BE FOLLOWED IN CASE OF RESIGNATION FOR
      GOOD REASON OR DISMISSAL FOR CAUSE
        SECTION 5.1    Resignation for Good Reason...................  19
        SECTION 5.2    Dismissal For Cause...........................  20
ARTICLE VI - RESOLUTION OF DISPUTES
        SECTION 6.1    Arbitration...................................  21
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        SECTION 6.2    Equitable Remedies............................  21
ARTICLE VII - DEFINITIONS............................................  21
ARTICLE VIII - MISCELLANEOUS.........................................
        SECTION 8.1    Entire Agreement; Binding Effect..............  24
        SECTION 8.2    Amendment.....................................  25
        SECTION 8.3    Applicable Law................................  25
        SECTION 8.4    Severability..................................  25
        SECTION 8.5    No Waiver.....................................  25
        SECTION 8.6    Notices.......................................  25
        SECTION 8.7    Assignment....................................  27
        SECTION 8.8    Survival......................................  27
        SECTION 8.9    Headings......................................  27
        SECTION 8.10   Counterparts..................................  27
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                              EMPLOYMENT AGREEMENT

      This Agreement, made and entered into on this 27th day of November, 1996, by and between CMP Media Inc., a Delaware corporation (the "Company") and Kenneth D. Cron ("Ken").

                              W I T N E S S E T H :

      WHEREAS, Ken is a key senior executive of the Company; and

      WHEREAS, from his long employment with the Company, Ken possesses substantial knowledge, experience and expertise in the businesses in which the Company is engaged; and

      WHEREAS, the parties desire to set forth the terms under which Ken's employment with the Company will continue and upon which he will refrain from competing against the Company after the termination of his employment;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties hereto hereby covenant and agree as follows:


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                                  ARTICLE I
                                  EMPLOYMENT

SECTION 1.1.   SERVICES.

      The Company shall employ Ken, and Ken shall serve the Company, as its President of Publishing or in such other position as may be assigned to him from time to time, and he shall perform such services and duties as are commensurate with such position or as may be from time to time specified by the Company, consistent with the other terms of this Agreement. At all times during his employment with the Company, Ken shall use his best efforts to promote the interests of the Company and shall devote his full time and energies to the business and affairs of the Company. Ken shall not be obligated to perform duties that would require him to report regularly to an office located more than fifty (50) miles from Manhasset, New York; provided, however, that Ken shall undertake all such travel as may be necessary or appropriate to the performance of his duties hereunder.

SECTION 1.2.   TERM.

      Ken's employment by the Company shall be deemed employment at will and shall not be subject to a fixed term. Either Ken or the Company may terminate his employment at any time and for any reason, with or without cause, by delivering written notice to the other party. If Ken terminates his employment by Voluntary Resignation, he shall give the Company not less than ninety (90) days' prior written notice. In such event, the Company shall have the right to waive all or part of such notice-period and accept Ken's Voluntary Resignation effective as of any date prior to the expiration of such 90- day period.


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SECTION 1.3.   REPRESENTATIONS AND WARRANTIES.

      (a) Ken represents and warrants to the Company that (i) he has full legal right, power and authority to enter into this Agreement and to consummate the transactions herein contemplated; (ii) this Agreement constitutes the valid and binding obligation of Ken, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity; and (iii) neither this Agreement nor the consummation of the transactions herein contemplated will conflict with, violate or infringe any legal restriction, contract or instrument to which Ken is subject or by which he is bound.

      (b) The Company represents and warrants to Ken that (i) it has full legal right, power and authority to enter into this Agreement and to consummate the transactions herein contemplated; (ii) the execution and delivery of this Agreement has been duly authorized by all necessary corporate action; (iii) this Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity; and
(iv) neither this Agreement nor the consummation of the transactions herein contemplated will conflict with, violate or infringe any legal restriction, contract or instrument to which the Company is subject or by which it is bound.

SECTION 1.4.   INTELLECTUAL PROPERTY.

      All ideas, designs, plans and materials developed by Ken during the period of his employment with the Company which relate to any business of the CMP Group shall be the exclusive property of the Company. Ken shall disclose all such


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ideas, designs, plans and materials to the Company and shall not, without the
Company's prior written consent, use them except for the benefit of the Company. At the Company's request and cost, Ken shall take all such actions and shall execute, acknowledge and deliver all such documents as the Company may deem necessary or advisable in order to secure to the Company the rights thereto by patent, copyright, trademark or otherwise.

                                  ARTICLE II
                                 COMPENSATION

SECTION 2.1.   BASE SALARY.

      As compensation for his services hereunder, the Company shall pay Ken a base salary at the rate of $500,000 per year.

SECTION 2.2.   INCENTIVE BONUS.

      In addition to his base salary, Ken shall be entitled to participate in an annual incentive bonus program based on the Company's achievement of its financial goals and other objectives. The terms of such plan shall be as determined by the Compensation Committee of the Board of Directors.

SECTION 2.3.   STOCK.

      In addition to his base salary and incentive bonus, Ken shall have the right, pursuant to and subject to the provisions of the Share Purchase Agreement and the Option Agreement, to purchase restricted shares and option shares of the Company's Class A Common Stock.


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SECTION 2.4.   FRINGE BENEFITS.

      During his employment Ken shall be entitled to participate in all employee benefit plans which now or hereafter may be in effect for the benefit of employees of the Company generally and for which he may qualify, subject to and in accordance with the provisions of such plans as in effect from time to time.

SECTION 2.5.   REIMBURSEMENT OF EXPENSES.

      The Company shall reimburse Ken for all reasonable out-of-pocket expenses actually incurred by him in the performance of his services hereunder in accordance with the Company's standard travel and business expense-reimbursement policy as in effect from time to time.


                                   ARTICLE III
                        CONFIDENTIALITY; NON-COMPETITION

      In consideration of the Company's agreement to make post-employment payments to Ken under Article IV, which payments Ken acknowledges and agrees will provide full and sufficient income to support himself and his dependents during the period in which such payments are made, and as a specific inducement to the Company to enter into this Agreement, the Stockholders' Agreement and the Option Agreement, Ken hereby accepts and agrees to the provisions of this
Article III and acknowledges that such provisions are necessary and appropriate for the reasonable protection of the Company's property, investments, business relationships, economic advantages and goodwill.


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SECTION 3.1.   PROTECTION OF COMPANY'S BUSINESS INTERESTS.

      As a key senior executive of the Company, Ken has been intimately involved in the management of all aspects of the business of the Company and its Affiliates and has been a major strategist in planning and implementing its business expansion. In the course of his long employment with the Company, Ken has developed special skills, knowledge and abilities in the publishing field which are of a uniquely personal nature. He has also acquired detailed knowledge of the internal operations of the Company and its Affiliates and highly confidential information concerning the national and international business of the Company and its Affiliates. In addition, he has been afforded the opportunity to develop special relationships of confidence and trust with the customers, suppliers, consultants, employees, officers, directors and stockholders of the Company and its Affiliates. Because of his continuing responsibilities with the Company and its Affiliates, including his involvement in strategic planning and the evaluation of proposed investments, it is expected that Ken will continue to be entrusted with confidential information and will continue to have the opportunity to develop such special relationships. The parties acknowledge and agree that the Company would be unfairly and irreparably damaged if Ken were to take any of such skills, knowledge, information or relationships, which he has acquired and developed during the course of his employment with the Company, and use them to the detriment of the Company and its Affiliates.

SECTION 3.2.   NON-DISCLOSURE AND NON-USE OF CONFIDENTIAL INFORMATION.

      (a) Ken represents, warrants, covenants and agrees that, without the Company's express or implied consent while employed or, after termination, without the prior written consent of the Company's chief executive officer or the Board of Directors, he will not willfully or knowingly at any time directly or


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indirectly disclose, communicate or divulge, or use for the benefit of himself or of any third party, any of the business or trade secrets or other confidential information of the CMP Group including, solely by way of illustration but not of limitation, their business strategies, business plans, budgets, pricing, selling techniques, marketing techniques, operating systems, financial systems, financial data, procedures, manuals, confidential reports, personnel records, potential acquisitions, potential business expansions, credit and financial data of their suppliers and of their present and prospective customers, data about competitors, new product- development initiatives, custom research and new product or service concepts and marketing strategy.

      (b) Any and all materials of or concerning the CMP Group or their business or affairs, including without limitation files, memoranda, notes, correspondence, lists, records, video reproductions, computer tapes and disks, design and other documents, and data storage and retrieval materials (and all copies, compilations and summaries thereof), and any and all property of the CMP Group, including without limitation equipment, software, keys, business cards and credit cards, that are in Ken's custody or control shall be delivered to the Company at the time Ken's employment with the Company terminates for any reason. Ken shall not destroy any such materials or property, shall not retain any copies thereof and shall certify in writing to the Company upon request that all such materials and property have been delivered to the Company.

SECTION 3.3.   PROTECTION FROM UNFAIR COMPETITION.

      (a) For as long as Ken is employed by the CMP Group and through the period ending on the earlier of (i) the fifth anniversary of the date of his termination of employment or (ii) the date Ken attains the age of sixty-five
(65), Ken shall not engage in competition with the CMP Group. For the purposes of this


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Agreement, Ken shall be deemed to engage in competition with the CMP
Group if Ken does any of the following, whether or not in exchange for consideration, without the Company's express or implied consent while employed or without the Company's prior written consent after termination:

            (A) On his own behalf or on behalf of any other person or entity,
(1) participates or is involved in or has direct responsibility for the day-to-day management or operation of a Directly Competitive Business, an Indirectly Competitive Business or any material function thereof (e.g., advertising, circulation, production and the like); (2) owns, in whole or in part, beneficially or of record, directly or indirectly, an equity interest (or an interest convertible into equity) in a Directly Competitive Business or a Direct Competitor; (3) renders services as a director, officer, employee, consultant, advisor, agent or independent sales representative to a Direct Competitor; or (4) renders services as a director, officer, employee, consultant, advisor, agent or independent sales representative to an Indirect Competitor unless Ken has no responsibility for or participation or involvement in any Indirectly Competitive Business of such Indirect
Competitor, provided, however, that Ken may have supervisory, advisory, consulting or sales-representative responsibility over an Indirectly Competitive Business if the revenue of all Indirectly Competitive Businesses of such Indirect Competitor over which Ken has such responsibility represents no more than fifteen percent (15%) of the total revenue over which Ken has such responsibility.

            (B) Solicits the service of any employee of the CMP Group for Ken's own benefit or for the benefit of any person or entity other than the CMP Group, or induces or helps to induce any such employee to leave employment with the CMP Group.

            (C) Assists, induces or helps any employee or former employee of the CMP Group or any other person or entity to engage in competition with the CMP Group or any of its business activities, provided that the giving of a


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favorable reference by Ken on behalf of such former employee shall not be prohibited by this clause (C).

            (D) Employs or causes any person or entity other than the CMP Group to employ any former employee of the CMP Group within one (1) year after the resignation of such former employee from the CMP Group.

            (E) Willfully induces or attempts to induce any customer, supplier or contractor of the Company to terminate any agreement or arrangement with the Company, or willfully induces or attempts to induce any customer, supplier or contractor, or any potential customer, supplier or contractor, of the Company not to enter into any agreement or arrangement with the Company.

            (F) Communicates publicly (other than pursuant to subpoena in a legal proceeding) or to the press, or writes or produces for publication in any medium, on the subject of, or with express or implied reference to, the CMP Group or any of their former, current or future stockholders, directors, officers or employees in their capacities as such. For the purpose hereof, "implied reference" shall mean a reference that does not expressly name the CMP Group or any of their former, current or future stockholders, directors, officers or employees but that nevertheless would be understood by the average reader or audience-member to refer thereto. It shall not be deemed a violation of this clause (F) if, after the termination of his employment with the Company, Ken responds to inquiries from the public or the press solely by stating, in form or substance, "I do not discuss any matters relating to CMP; please address your inquiries directly to the company" or Ken communicates the fact that he was formerly employed by the Company and identifies the positions he held and the dates thereof.


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         (b) Notwithstanding the provisions of paragraph (a) of this Section
3.3, Ken shall not be deemed to be engaged in competition with the CMP Group solely by reason of Ken's ownership of (i) an equity interest of less than one-half of one percent (0.5%) in the securities of a Direct Competitor or Indirect Competitor listed for trading on a national securities exchange or quoted in the National Market List of NASDAQ or (ii) an interest in a mutual or other investment fund which owns an interest in a Direct Competitor or Indirect Competitor, provided that Ken has no influence or control over the selection of such fund's investment decisions.

SECTION 3.4.   PRIOR NOTICE; OPPORTUNITY TO CURE.

      (a) Ken shall give the Company written notice at least twenty (20) Business Days before entering into any relationship, transaction or business, or engaging in any activity, or taking or omitting to take any action, which might reasonably be deemed a breach of any provision of Section 3.2 or Section 3.3, such notice to include full and complete particulars as to the proposed relationship, transaction, activity, action or omission, the services or duties contemplated and such other facts and circumstances as are reasonably necessary for the Company to make an informed decision. The Company shall advise Ken in writing, within ten (10) Business Days after such notice is given, of the Board of Directors' determination as to whether such relationship, transaction, business, activity, action or omission would materially breach any of the provisions of Section 3.2 or Section 3.3. In the event that, for reasons not within his control, Ken gives the Company less than twenty (20) Business Days' prior written notice, the Company will endeavor in good faith to advise Ken of the Board of Directors' determination in less than ten (10) Business Days after such notice is given, provided that the Company's failure to advise Ken in less than ten (10) Business Days shall not be deemed to constitute


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consent to such relationship, transaction, business, activity, action or omission and shall not give rise to any liability of the Company to Ken or to any third party.

      (b) Once the Company has advised Ken in writing that the Board of Directors has determined that a proposed relationship, transaction, business, activity, action or omission would not materially breach any of the provisions of Section 3.2 or Section 3.3, and Ken has thereupon entered into such relationship, transaction or business or has begun to engage in such activity or to take or omit to take such action, the Board of Directors shall have no right to reverse or otherwise modify its determination; provided, however, that if the nature, scope or terms of such relationship, transaction, business, activity, action or omission are to be modified after such determination is made, then in accordance with paragraph (a) hereof Ken shall give the Company prior written notice of such modification and the Company shall advise him as to whether such relationship, transaction, business, activity, action or omission, as so modified, would materially breach any of the provisions of Section 3.2 or
Section 3.3.

       (c) In the event that, without having given the Company prior notice pursuant to paragraphs (a) or (b) hereof, Ken enters into any relationship, transaction or business or begins to engage in any activity or to take or omit to take any action, or there is a modification of the nature, scope or terms of such relationship, transaction, business, activity, action or omission that the Board of Directors determines is a material breach of any of the provisions of
Section 3.2 or Section 3.3, the Company shall give Ken written notice of such determination and, if such breach is continuing, an opportunity to cure such breach before the Company seeks remedy or relief by judicial process or arbitration. The opportunity to cure shall be sixty (60) days to the extent such continuing breach consists of holding an ownership interest in a competitive business and fifteen (15) days with respect to any other continuing breach.



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SECTION 3.5.   OTHER POST-EMPLOYMENT COVENANTS.

      (a) During the period in which the Company is making payments to Ken pursuant to Article IV, Ken shall not willfully take any action materially adverse to the interests of the Company, even if such action is in technical compliance with the other provisions of this Article III, but shall at all times conduct himself in the same manner and with the same degree of loyalty to the Company as if he were still an employee of the Company.

      (b) During the period in which the Company is making payments to Ken pursuant to Article IV, Ken shall make himself available to the Company for consultation and advice at such times as it may reasonably request and as do not unreasonably interfere with Ken's other permitted business activities or commitments. Ken shall not be required to be physically present at any office of the Company or to allocate regular time to making himself available for such consultation or advice, provided that he shall respond timely to any requests by the Company for consultation. Ken shall maintain, at his own expense, an office at his home with all furniture and equipment necessary to carry out his obligations under this Section 3.5(b). The Company shall reimburse Ken for all reasonable out-of-pocket expenses he incurs in rendering such consultation or advice (other than expenses of maintaining his home office).

      (c) Both during the period in which the Company is making payments to Ken pursuant to Article IV and thereafter, Ken shall, if requested by the Company, provide information, testimony and assistance in connection with the prosecution or defense of any claims by or against the Company arising out of matters of which he acquired knowledge while an employee of the Company. The Company shall reimburse Ken for all reasonable out-of-pocket expenses he incurs in rendering such assistance.


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       (d) Both during the period in which the Company is making payments to Ken pursuant to Article IV and thereafter, Ken shall not willfully make any oral or written statement which reflects adversely upon the character, honesty, credit, efficiency or business practices of the CMP Group or its former, current or future stockholders, directors, officers or employees in their capacities as such.

SECTION 3.6.   CONFIDENTIALITY OF AGREEMENT.

      The terms and conditions of this Agreement shall be kept confidential by the parties, and neither of the parties shall disclose them to any non-party unless such disclosure is necessitated by (a) legal and/or financial requirements of the Company, in which case the form of such disclosure shall first be mutually agreed upon by the Company and Ken, or (b) any arbitration or other legal proceeding contesting or seeking to enforce any provision or interpretation of this Agreement (including any deposition or testimony that either party provides in connection therewith), regardless of whether such proceeding is initiated by Ken or the Company. Except as provided in the preceding sentence, and without limiting the generality of the foregoing, Ken shall not respond to or in any way participate in or contribute to any public discussion, notice or other publicity concerning or in any way relating to execution of this Agreement or the events (including any negotiations) which led to its execution, and Ken specifically agrees that he shall not disclose information regarding this Agreement to any current or former employees of the Company other than those expressly authorized by the Company to have knowledge hereof. Without limiting the comprehensive confidentiality agreed to, Ken may disclose this Agreement to his attorneys, financial advisors and members of his and his spouse's immediate families, provided he informs them of this confidentiality provision and they agree to abide by it. Ken hereby agrees that any disclosure by him of any of the terms and conditions of this Agreement in


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violation of the foregoing shall constitute and be treated as a material breach of this Agreement and Ken shall be responsible for damages occasioned thereby, including but not limited to reasonable attorneys' fees incurred by the Company to enforce this Section 3.6.

SECTION 3.7.   RELIEF FOR BREACH.

       (a) Ken acknowledges and agrees that any breach or anticipatory breach by him of any of the provisions of this Article III would cause the Company irreparable injury not compensable by monetary damages alone and that, accordingly, in any such event, the Company shall be entitled to injunctions, both preliminary and permanent, enjoining or restraining such breach or anticipatory breach (and Ken hereby consents to the issuance thereof without bond by any court of competent jurisdiction), in addition to monetary damages in such amount as the evidence may show and such other remedies as may be available at law or in equity.

       (b) Ken shall not have the power or right to avoid any of his obligations under this Article III by refusing or failing to accept from the Company payment of any amounts duly tendered to him by the Company pursuant to Article IV. It shall not be a valid defense, and Ken shall not raise as a defense, in any proceeding by the Company to enforce its rights under this Article III that Ken shall have refused or failed to accept any such payments, and the right of the Company to equitable relief under this Article III shall be in no way impaired or affected by Ken's refusal or failure to accept any such payments from the Company.


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SECTION 3.8.   SEPARATE COVENANTS.

      Ken understands and agrees that the covenants contained in this Article III constitute a series of separate covenants, one for each applicable state in the United States and the District of Columbia, and one for each applicable foreign country. If in any judicial proceeding a court shall hold unenforceable any of the separate covenants included in this Article III, such unenforceable covenant or covenants shall be deemed limited as necessary or eliminated from the provisions of this Article III for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants of this Article III to be enforced in such proceeding, and to permit such unenforceable covenant or covenants to be enforced as limited.

                                   ARTICLE IV
                            TERMINATION OF EMPLOYMENT

SECTION 4.1.  DEATH.

      In the event of Ken's death, his employment with the Company shall immediately terminate, and no compensation or other rights shall accrue to Ken or his estate under this Agreement after the date of termination, other than benefits which shall accrue after such date pursuant to the terms of Company benefit plans in which Ken participated on the date of termination, which benefits shall be paid in accordance with the terms of such plans. Ken or his estate shall be entitled to receive from the Company any compensation that was earned but unpaid as of the date of termination of his employment.

SECTION 4.2.   PERMANENT DISABILITY.

      (a) In the event that Ken's employment with the Company terminates by reason of his Permanent Disability, no compensation or other rights shall accrue to


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 Ken under this Agreement after the date of termination, other than benefits which accrue after such date pursuant to the terms of Company benefit plans in which Ken participated on the date of termination, which benefits shall be paid in accordance with the terms of such plans. Ken shall be entitled to receive from the Company any compensation that was earned but unpaid as of the date of termination of his employment.

      (b) In the event that, within five (5) years after such termination of his employment, Ken recovers from such Permanent Disability to the extent that he is able to resume his former position as a Key Senior Executive of the Company, he shall so notify the Company, and the Company shall have the right to have him examined by its designated medical doctor. If the Company determines that Ken is able, with or without reasonable accommodation, to perform the essential functions of such former position, it may re-hire him or, if it declines to re-hire him, the Company shall, in consideration of Ken's compliance with the restrictive covenants set forth in Article III, pay him through the period ending on the earlier of (a) the fifth anniversary of the date of his termination of employment or (b) the date Ken attains the age of sixty-five
(65), the amount of $750,000 per year (pro rated for partial years) less fifty percent (50%) of (i) any current cash compensation, and (ii) the present value of any deferred cash compensation, that he earns from other sources as an employee, consultant, partner or proprietor during each such year. Payments shall be made in bi-weekly installments or on such other periodic basis as the Company then makes salary payments to its employees generally.

      (c) In the event that the Company determines that Ken is not able, with or without reasonable accommodation, to perform the essential functions of his former position as a Key Senior Executive of the Company, the Company shall not be obligated to re-hire Ken or to pay him any monies hereunder. Ken shall


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continue to be subject to the provisions of Section 3.4, however, and shall duly give the Company any notices he is required to give thereunder; provided, however, that the Company shall not be entitled to enforce any of its other rights under Article III hereof, or its rights under Section 3.4(b) or Section
4.5 of the Stockholders' Agreement or under Section 6.6(b) of the Option Agreement, unless the Company pays him in accordance with the provisions of paragraph (b) of this Section 4.2 with effect from the date such notice is given through the earlier of (i) the fifth anniversary of the date of his termination of employment or (ii) the date Ken attains the age of sixty-five (65), and the willful failure by the Company so to pay Ken hereunder shall constitute a waiver of such rights by the Company.

SECTION 4.3.   DISMISSAL WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON.

       In the event that Ken's employment with the Company terminates by reason of his Dismissal Without Cause or his Resignation For Good Reason, the Company shall, in consideration of Ken's compliance with the restrictive covenants set forth in Article III and in lieu of any other severance obligations to Ken, pay him through the period ending on the earlier of (a) the fifth anniversary of the date of his termination of employment or (b) the date Ken attains the age of sixty-five (65), the amount of $1,500,000 per year (pro rated for partial years) less fifty percent (50%) of (i) any current cash compensation, and (ii) the present value of any deferred cash compensation, that he earns from other sources as an employee, consultant, partner or proprietor during each such year. Payments shall be made in bi-weekly installments or on such other periodic basis as the Company then makes salary payments to its employees generally.


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

SECTION 4.4.   VOLUNTARY RESIGNATION OR DISMISSAL FOR CAUSE.

      In the event that Ken's employment with the Company terminates as a result of his Voluntary Resignation or Dismissal For Cause, the Company shall , in consideration of Ken's compliance with the restrictive covenants set forth in
Article III and in lieu of any other severance obligations to Ken, pay him through the period ending on the earlier of (a) the fifth anniversary of the date of his termination of employment or (b) the date Ken attains the age of sixty-five (65), the amount of $750,000 per year (pro rated for partial years) less fifty percent (50%) of (i) any current cash compensation, and (ii) the present value of any deferred cash compensation, that he earns from other sources as an employee, consultant, partner or proprietor during each such year. Payments shall be made in bi-weekly installments or on such other periodic basis as the Company then makes salary payments to its employees generally.

SECTION 4.5.   RETIREMENT.

      In the event that Ken's employment with the Company terminates by reason of his retirement at or after the date Ken attains the age of sixty-five (65), the Company shall have the right, but not the obligation, to require Ken's continued compliance with the restrictive covenants set forth in Article III for such period of time (not to exceed five (5) years) as the Company may elect, in consideration of which the Company shall pay Ken, during the period of time so elected by the Company, the amount of $750,000 per year (pro rated for partial years) less fifty percent (50%) of (i) any current cash compensation, and (ii) the present value of any deferred cash compensation, that he earns from other sources as an employee, consultant, partner or proprietor during each such year. Payments shall be made in bi-weekly installments or on such other periodic basis as the Company then makes salary payments to its employees generally.

                                  ARTICLE V
                     PROCEDURE TO BE FOLLOWED IN CASE OF
              RESIGNATION FOR GOOD REASON OR DISMISSAL FOR CAUSE

SECTION 5.1.  RESIGNATION FOR GOOD REASON.

       In the event Ken terminates his employment with the Company as a Resignation For Good Reason, Ken shall give the Company at least ten (10) Business Days' prior written notice specifying in reasonable detail the specific conduct of the Company that he considers grounds for Resignation For Good Reason and the specific provision of the definition of "Resignation For Good Reason" upon which he relies. Ken's employment with the Company shall terminate as of the tenth Business Day after such notice is given, or such other date as the parties mutually agree. Should the Company dispute the basis for such resignation in a written notice given to Ken on or before his termination date, the parties shall meet and endeavor to resolve the dispute amicably within the twenty (20) Business Days after the Company's notice is given. If they cannot so resolve the dispute within such twenty (20) Business Days after the Company's notice is given, Ken and the Company shall submit the dispute to binding arbitration in accordance with Section 6.1. The decision rendered in such arbitration shall be final and binding on both Ken and the Company for all purposes. If the arbitrators determine that Ken did not have a proper basis on which to terminate his employment as Resignation For Good Reason within the meaning of this Agreement, the termination of Ken's employment shall be treated for all purposes of this Agreement as a Voluntary Resignation. In addition to any other rights which a party may have, the party prevailing in such arbitration proceeding shall be entitled to recover from the losing party any and all of the expenses incurred by the prevailing party in such proceeding, including reasonable attorney's fees.

SECTION 5.2.   DISMISSAL FOR CAUSE.

      In the event the Company terminates Ken's employment as a Dismissal For Cause, the Company shall give Ken at least ten (10) Business Days' prior written notice specifying in reasonable detail the specific conduct of Ken that it considers grounds for Dismissal For Cause and the specific provision of the definition of "Dismissal For Cause" upon which it relies. Ken's employment with the Company shall terminate as of the tenth Business Day after such notice is given, or such other date as the parties mutually agree. Should Ken dispute the basis for such termination in a written notice given to the Company on or before his termination date, the parties shall meet and endeavor to resolve the dispute amicably within twenty (20) Business Days after Ken's notice is given. If they cannot so resolve the dispute within such twenty (20) Business Days after Ken's notice is given, Ken and the Company shall submit the dispute to binding arbitration in accordance with Section 6.1. The decision rendered in such arbitration shall be final and binding on both Ken and the Company for all purposes. If the arbitrators determine that the Company did not have a proper basis on which to terminate Ken's employment as a Dismissal For Cause within the meaning of this Agreement, the termination of Ken's employment shall be treated for all purposes of this Agreement as a Dismissal Without Cause. In addition to any other rights which a party may have, the party prevailing in such arbitration proceeding shall be entitled to recover from the losing party any and all of the expenses incurred by the prevailing party in such proceeding, including reasonable attorney's fees.

                                  ARTICLE VI
                            RESOLUTION OF DISPUTES

SECTION 6.1.    ARBITRATION.

      Except as provided in Section 6.2, all controversies arising out of or relating to this Agreement or the breach hereof shall be settled by arbitration in the County of Nassau, State of New York, in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any arbitration hereunder shall be before three (3) arbitrators.

SECTION 6.2.    EQUITABLE REMEDIES.

      Notwithstanding the provisions of Section 6.1, any proceeding for injunctive relief or specific performance in connection with this Agreement shall be commenced in Supreme Court of the State of New York, County of Nassau, and each of the parties hereby accepts the exclusive jurisdiction of such Court for such purpose; provided, however, that the petitioner may commence such proceeding in such other court as may be necessary, in the petitioner's judgment, in order to more effectively or expeditiously obtain personal jurisdiction over the respondent.

                                 ARTICLE VII
                                 DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

      "Affiliates" shall mean all entities controlling, controlled by or under common control with the Company.

      "Board of Directors" shall mean the Board of Directors of the Company.

      "Business Day" shall mean any day on which the Company is scheduled to be open for business.

      "CMP Business" shall mean any publication, product, service or business
(a) which the CMP Group publishes, produces, provides or engages in or (b) which the CMP Group has a bona fide plan or intention to publish, produce, provide or engage in within the succeeding 12-month period, the research and development of which the CMP Group has devoted substantive time and attention to, and which plan or intention Ken has actual knowledge of before he engages in any activity competitive with such CMP Business as contemplated by clause (A) of Section 3.3(a).

      "CMP Group" shall mean the Company or any of its Affiliates.

      "Direct Competitor" shall mean a business enterprise that produces or operates, or owns directly or indirectly an interest of twenty percent (20%) or more in, one or more Directly Competitive Businesses.

      "Directly Competitive Business" shall mean any competitive publication, product, service or business (a) the target audience of which is substantially the same as the target audience of a CMP Business or (b) forty percent (40%) or more of the annual revenue of which is derived from substantially the same customers as a CMP Business derives twenty percent (20%) or more of its annual revenue.

      "Dismissal For Cause" shall mean the termination of Ken's employment with the Company by the Board of Directors for (i) the willful and continued failure of Ken substantially to perform his duties as an officer and employee of the Company or comply with the written policies of the Company after the Company has delivered to Ken a written demand for substantial performance or compliance that specifies such failure in reasonable detail; (ii) illegal conduct or gross misconduct by Ken, in either case that is willful and results (or is reasonably likely to result) in material damage to the business or reputation of the Company; or (iii) the resignation by Ken from his employment following his act or omission which would constitute grounds for Dismissal For Cause hereunder. No act or failure to act on the part of Ken (other than non-compliance with lawful instructions given to Ken by the Company) shall be considered "willful" unless it is done or omitted to be done by him in bad faith or without reasonable belief that his action or omission was in the best interests of the Company. Any act or failure to act that is pursuant to resolution duly adopted by the Board of Directors shall be conclusively presumed to be done or omitted to be done by Ken in good faith and in the best interests of the Company.

      "Dismissal Without Cause" shall mean the termination of Ken's employment by the Company on any grounds other than grounds for Dismissal For Cause or as a result of his Permanent Disability.

      "Indirect Competitor" shall mean a business enterprise that does not produce or operate, or own directly or indirectly an interest in, any Directly Competitive Businesses but produces or operates, or owns directly or indirectly an interest of twenty percent (20%) or more in, one or more Indirectly Competitive Businesses.

      "Indirectly Competitive Business" shall mean any competitive or potentially competitive publication, product, service or business which derives from twenty percent (20%) to but not including forty percent (40%) of its annual revenue from substantially the same customers as a CMP Business derives twenty percent (20%) or more of its annual revenue.

      "Option Agreement" shall mean that certain Option Agreement entered into as of the date hereof by and between the Company and Ken.

      "Permanent Disability" shall mean a physical or mental impairment, as a result of which Ken shall have been unable, with or without reasonable accommodation, to perform the essential functions of his employment position for a period of at least sixteen (16) weeks during any 12-month period.

      "Resignation For Good Reason" shall mean Ken's resignation from his employment with the Company after the Company has (i) materially reduced his package of compensation and benefits, (ii) materially diminished his position, authority, duties or responsibilities, or (iii) required him to report regularly to an office located more than fifty (50) miles from Manhasset, New York. Any reduction in Ken's compensation package made pursuant to the written compensation plan between Ken and the Company dated as of the date hereof shall not be deemed grounds for Resignation For Good Reason.

      "Share Purchase Agreement" shall mean that certain Share Purchase Agreement entered into as of the date hereof by and among Gerard G. Leeds, Liselotte J. Leeds and Ken.

      "Voluntary Resignation" shall mean Ken's resignation from his employment with the Company on any grounds other than grounds for Resignation For Good Reason or as a result of his Permanent Disability.

                                 ARTICLE VIII
                                MISCELLANEOUS

SECTION 8.1.   ENTIRE AGREEMENT; BINDING EFFECT.

      This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof and replaces and supersedes any and all prior agreements, written or oral, between the parties relating to the terms of Ken's employment with the Company. No promises, agreements or representations with respect to the matters herein contained shall be binding upon any of the parties unless set forth herein. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, representatives, successors and permitted assigns.

SECTION 8.2.   AMENDMENT.

      No provision of this Agreement may be amended or waived except by a writing making reference to this Agreement and signed by the party against whom the enforcement of such amendment or waiver is sought.

SECTION 8.3.   APPLICABLE LAW.

      This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to its principles regarding choice or conflicts of law.

SECTION 8.4.   SEVERABILITY.

      Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provisions hereof shall be prohibited by or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provision of this Agreement.

SECTION 8.5.   NO WAIVER.

      No delay or omission by any party in exercising or enforcing any right hereunder shall operate as a waiver of such right, and a waiver on one occasion shall not be construed as a waiver of any right or remedy on any future occasion.

SECTION 8.6.   NOTICES.

      All notices, requests, consents, designations and demands required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when personally delivered to an individual party or to an authorized officer of a corporate party, whether by messenger, courier or other person, (b) on the second Business Day after the date it is sent by certified or registered mail, return receipt requested, or (c) on the next Business Day after the date it is sent via telefacsimile (provided it is actually received and is not materially illegible), as follows:

      If to the Company:
            CMP Media Inc.
            600 Community Drive
            Manhasset, New York 11030
            Attention:  President
            Fax:  (516) 562-5718

      with a copy to:
            CMP Media Inc.
            600 Community Drive
            Manhasset, New York 11030
            Attention:  General Counsel
            Fax:  (516) 562-7123

If to Ken:
            Kenneth D. Cron
            c/o Winthrop, Stimson, Putnam & Roberts
            One Battery Park Plaza
            New York, New York 10004-1490
            Attention:  Richard G. Cohen, Esq.
            Fax:  (212)858-1500

     with a copy to Ken at his last known address as reflected on the records of the Company or to such other mail or facsimile address as the recipient party shall have last designated by notice given to the other in accordance herewith.

SECTION 8.7.   ASSIGNMENT.

      This Agreement is a contract for personal services and, without the Company's prior written consent, Ken may not assign, delegate or transfer any of his rights or obligations hereunder. The Company may not, without Ken's prior written consent, assign any of its rights or delegate any of its obligations or liabilities under this Agreement to any person or entity other than an entity that controls, is controlled by or is under common control with the Company; provided, however, that no such assignment or delegation shall relieve the Company from its obligations or liabilities hereunder.

SECTION 8.8.   SURVIVAL

      This Agreement shall survive any merger, sale or other disposition of the Company and shall survive the termination of Ken's employment with the Company.

SECTION 8.9.   HEADINGS.

      The headings herein are for convenience of reference only and shall not be considered in construing this Agreement.

SECTION 8.10.   COUNTERPARTS.

      This Agreement may be executed in any number of counterparts, each of which shall be deemed as an original and all of which shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, Ken has executed this Agreement and the Company has caused this Agreement to be executed by an officer thereunto duly authorized on the day and year first above written.

CMP MEDIA INC.

By  /s/MICHAEL S. LEEDS
   ---------------------------
      Name: Michael S. Leeds
      Title:   President

                                          Attest:


                                          /s/ROBERT D. MARAFIOTI
                                          ---------------------------------
                                          (CORPORATE SEAL)




/s/KENNETH D. CRON
-------------------------------
KENNETH D. CRON


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